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                                                                   EXHIBIT 99(1)

                    Harrah's Entertainment Formally Notified
      Federal Trade Commission's Review of Harveys Acquisition Is Finished;
             Harrah's Expects To Complete Acquisition In 3rd Quarter

      LAS VEGAS, July 20, 2001 -- Harrah's Entertainment, Inc. (NYSE:HET) announced today it has received formal notification from the Federal Trade Commission that the Commission has terminated the waiting period relating to the Company's proposed acquisition of Harveys Casino Resorts from Colony Capital Investors III, L.P. and other stockholders.

      Harrah's Entertainment anticipates the acquisition will close during the third quarter of 2001, pending approval from Nevada gaming regulators.

      Once approved, Harrah's Entertainment will acquire Harveys Resort & Casino in Lake Tahoe, Nev.; the Harveys Casino Hotel and the Bluffs Run Casino, both in Council Bluffs, Iowa, and Harveys Wagon Wheel Hotel/Casino in Central City, Colo.

      Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino-entertainment industry, operating 21 casinos in the United States under the Harrah's, Showboat, Rio and Players brand names. With a combined database of more than 23 million players, Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

      Additional information about Harrah's Entertainment is available on the Company's web site, WWW.HARRAHS.COM.

      This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.

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These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "plans," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Such risks and uncertainties include, but are not limited to, economic, bank, equity and debt-market condition, changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, abnormal gaming holds, construction disruptions and delays, ineffective marketing, effects of competition and other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission.

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